Exhibit 10.4

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (this "Agreement") is executed as of November 6, 2026 (the "Effective Date"), between HIGHTOWER PHASE I OWNER, LLC, a Delaware limited liability company ("Landlord"), and APPLIED OPTOELECTRONICS, INC., a Delaware corporation ("Tenant").

RECITALS:

A.Landlord and Tenant entered into that certain Lease Agreement, dated May 8, 2026 (the "Lease"; all capitalized terms used herein but not defined shall have the meanings assigned to them in the Lease), for that certain building, containing approximately 228,954 rentable square feet, commonly known as Building 3 of Hightower Business Park – Phase 1, and whose street address is 17255 Chimney Rock Road, Houston, Fort Bend County, Texas 77053, which leased premises is more particularly described in the Lease (the "Premises"); and

B.Landlord and Tenant desire to terminate all obligations, liabilities and benefits under the Lease in its entirety as hereinafter provided.

AGREEMENTS:

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Termination of Lease. Landlord and Tenant hereby terminate the Lease effective as of the Effective Date.

2.Release of Landlord. Upon the termination of the Lease as set forth above, Tenant (for itself and any other party that may claim through or under Tenant) agrees that without further acts, Landlord together with Landlord's employees, agents, representatives, asset manager, consultants, attorneys, fiduciaries, servants, officers, directors, partners, shareholders, members, managers, predecessors, successors and assigns (collectively, the "Landlord Released Parties"), shall be released and forever discharged from any and all actions, causes of action, judgments, executions, suits, investigations, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character that arise out of or in any way connected to the Lease (collectively, the "Released Matters"), including, without limitation, all Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or thing done, omitted, or suffered to be done by any of the Landlord Released Parties prior to and including the date of actual execution of this Agreement by Landlord and Tenant, INCLUDING ANY AND ALL CLAIMS BASED IN WHOLE OR IN PART ON THE NEGLIGENCE OR STRICT LIABILITY OF SUCH LANDLORD RELEASED PARTY. Notwithstanding the foregoing release, Landlord shall not be released from any of its obligations under that certain Purchase and Sale Agreement dated as of the Effective Date, between Tenant, as purchaser, and Landlord, as seller.

3.Release of Tenant. Upon the termination of the Lease as set forth above, Landlord (for itself and any other party that may claim through or under Landlord) agrees that without further acts, Tenant together with Tenant's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, shareholders, members, managers, predecessors, successors and assigns (collectively, the "Tenant Released Parties"), shall be released and forever discharged from all Released Matters, including, without limitation, all Released Matters that are known or unknown, direct and/or indirect, existing at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or thing done, omitted, or suffered to be done by any of the Tenant Released Parties prior to and including the date of actual execution of this Agreement by Tenant and Landlord, INCLUDING ANY AND ALL CLAIMS BASED IN WHOLE OR IN PART ON THE NEGLIGENCE OR STRICT LIABILITY OF SUCH TENANT RELEASED PARTY. Notwithstanding the foregoing release, Tenant shall not be released from (a) any indemnity, hold harmless, or defense obligation of Tenant under the Lease, or (b) any of its obligations under that certain Purchase and Sale Agreement dated as of the Effective Date, between Tenant, as purchaser, and Landlord, as seller.

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4.Security Deposit; Prepaid Rent. On the Effective Date, Landlord shall return to Tenant the Security Deposit and, to the extent not already applied to accrued Basic Rent, the Prepaid Rent.

5.Entire Agreement; Counterparts; Invalidity. This Agreement contains all of the agreements of the parties hereto with respect to the subject matter hereof and no prior agreement, understanding, or representation pertaining to any such matter shall be effective for any purpose. No provision of this Agreement may be amended except by an express agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange counterparts via electronic mail (*.pdf or similar file types). The parties further agree that counterparts of this Agreement may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform. All such signatures may be used in the place of original "wet ink" signatures to this Agreement and shall have the same legal effect as the physical delivery of an original signature. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.

6.Binding Effect; Controlling Agreement; Governing Law. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their transferees, representatives, successors and assigns. In the event of a conflict between the terms and provisions of this Agreement and those contained in the Lease, the terms and provisions of this Agreement shall control. This Agreement and the rights and duties of the parties hereto shall be controlled by and interpreted in accordance with the laws of the State in which the Premises are located.

[THE REMAINDER OF THIS DOCUMENT IS INTENTIONALLY LEFT BLANK.]

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Executed as of the Effective Date.

LANDLORD:

HIGHTOWER PHASE I OWNER, LLC,
a Delaware limited liability company

By: Hightower Investor Holdings, LLC,
a Delaware limited liability company,
its sole member

By: CHI Gulf Coast 106 Hightower, L.P.,
a Delaware limited partnership,
its administrative member

By: CHI LTH GP, L.L.C.,
a Delaware limited liability company,
its general partner

By: /s/ Cory Driskill
Name: Cory Driskill
Title: Vice President

TENANT:	APPLIED OPTOELECTRONICS, INC., a Delaware corporation By: /s/ Chih-Hsiang Lin Name: Chih-Hsiang Lin Title: President and CEO

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